UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): November 15, 2007
CELLULAR TECHNICAL SERVICES COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19437	11-2962080

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Boulevard
Suite 980
Miami, Florida 33137

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 575-6015
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On September 10, 2007, Cellular Technical Services Company, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “8-K”), in connection with the Company’s acquisition of 100% of the outstanding membership interests in SafeStitch LLC, a Virginia limited liability company (“SafeStitch”), in exchange for 11,256,369 shares of the common stock of the Company, which represented a majority of the Company’s outstanding shares of common stock after the acquisition (the “SafeStitch Acquisition”). For accounting purposes, the SafeStitch Acquisition has been treated as a recapitalization of SafeStitch, with SafeStitch as the acquirer (reverse acquisition), and the Company’s historical financial statements prior to September 4, 2007 are those of SafeStitch.
     On November 15, 2007, the Company finally concluded that adjustments were required in the accounting for certain general and administrative and research and development expenses contained in the financial statements for and as of the six months ended June 30, 2007 and June 30, 2006 and for the period beginning September 15, 2005 (inception of SafeStitch) and ended June 30, 2007 and pro forma information, all which were contained in the 8-K. The decision to restate was approved by the duly authorized officers of the Company, and the Company concluded that the Company’s previously issued financial statements for and as of the six months ended June 30, 2007 and June 30, 2006 and for the period beginning September 15, 2005 (inception of SafeStitch) and ended June 30, 2007 and pro forma information should no longer be relied upon. The Company has discussed the matters disclosed in this filing with Eisner LLP, the Company’s independent registered public accounting firm.
     On November 20, 2007, the Company filed restated financial statements with respect to the foregoing periods in a Current Report on Form 8-K/A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLULAR TECHNICAL SERVICES COMPANY, INC.
Date: November 21, 2007	By:	/s/ Jeffrey G. Spragens
		Name:	Jeffrey G. Spragens
		Title:	Chief Executive Officer and President

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